Exhibit 10.40
AMENDMENT
Reference is made to that certain Change-in-Control Agreement between Tractor Supply Company (“Company”) and James F. Wright (“Executive”) dated August 1, 2002 (“the Agreement”).
Notwithstanding the provision in paragraph 2 of the Agreement providing for an expiration date of June 30, 2007, the Agreement is hereby deemed extended to expire on June 30, 2012.
All other terms and conditions of the Agreement are hereby ratified and reconfirmed.
IT WITNESS WHEREOF, the parties have executed this Agreement as of the date below.
AGREED TO AND ACCEPTED BY:

Tractor Supply Company		James F. Wright

By:	/s/ Anthony F. Crudele Chief Financial Officer	/s/ James F. Wright Date: May 5, 2007